UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2012

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-27965	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rudolph Road, P.O. Box 1000, Flanders, NJ 07836
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (973) 691-1300
Not applicable
(Former name or former address, if changed since last report.)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
Rudolph Technologies, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) on May 23, 2012 at its corporate headquarters located in Flanders, New Jersey. At the Annual Meeting, the Company’s stockholders voted on the following three proposals and cast their votes as follows:
Proposal 1: Election of two Class I directors to serve for three-year terms expiring upon the 2015 Annual Meeting of Stockholders or until their successors are elected. The director nominees were:

Nominee	For	Against	Abstain	Broker Non-Votes
Leo Berlinghieri	25,713,175	1,118,110	3,988	2,635,868
Paul F. McLaughlin	24,196,428	2,634,857	3,988	2,635,868
Each director nominee was elected a director of Rudolph Technologies, Inc.
Proposal 2: Non-binding advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
26,201,834	621,520	11,919	2,635,868
This proposal was approved.
Proposal 3: Ratification of Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2012:

For	Against	Abstain	Broker Non-Votes
29,320,802	140,841	9,498	—
This proposal was approved.

Item 8.01 Other Events
On May 23, 2012, the Company held its 2012 Annual Meeting of Stockholders at its corporate headquarters in Flanders, New Jersey. Announcement of voting results at which stockholders elected a slate of two directors, ratified the Audit Committee’s appointment of Ernst & Young LLP as the independent registered public accounting firm for 2012 and approved, by a non-binding advisory vote, the compensation of the Company’s named executive officers, is described above.
Management’s presentation at the Annual Meeting of Stockholders is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits
99.1    Company officer’s slide show presentation at the Annual Meeting of Stockholders May 23, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RUDOLPH TECHNOLOGIES, INC.
Date: May 23, 2012	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer